CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement on Form N-4 (No. 333-20343) of Separate Account A of Union Security Life Insurance Company of New York of our report dated April 20, 2017, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appear in Post-Effective Amendment No. 31 to the Registration Statement on Form N-4 (No. 333-20343) of Separate Account A of Union Security Life Insurance Company of New York.

/s/ PricewaterhouseCoopers LLP
New York, NY
December 28, 2017